Exhibit 1
[Logo]


                                            Contact: Stewart Lindsay
                                                     Edelman
                                                     1-212-704-4435
                                                     stewart.lindsay@edelman.com

           Bunge Limited Completes Standing Offer for Minority Shares
                                    of Cereol

                   Secures 97.38% of Capital and Voting Rights

WHITE PLAINS, NY - December 5, 2002 - Bunge Limited (NYSE: BG) today announced that it has acquired 97.38% of the capital and voting rights of Cereol S.A. Bunge acquired a 55% stake in Cereol from Edison S.p.A. on October 15, 2002. In accordance with French law, the company then launched on November 8th a standing offer (garantie de cours) for all outstanding shares of Cereol at an offer price of euro 32 per share. Bunge may pay up to an additional euro 3 per share to Edison and Cereol shareholders who tender their shares into the standing offer upon the resolution of a pending arbitration against Cereol. Through the standing offer, which closed on November 28th, Bunge acquired a total of 10,959,499 shares, bringing its total holdings to 24,996,719 shares. The shares are held by Bunge's wholly owned subsidiary, Bunge Investments France S.A.S. In accordance with French law, because Bunge holds at least 95% of the voting rights in Cereol, Bunge has the right to launch a minority buy-out offer for the Cereol shares that remain outstanding, followed by a squeeze out of any remaining shares and the delisting of the shares.

The acquisition of Cereol made Bunge the world's leading oilseed processor, expanded the company's operations in key geographic regions, including Europe and North America, and added new offerings to its product portfolio.


About Bunge Limited

Bunge Limited (www.bunge.com) is an integrated, international agribusiness and food company operating in the farm-to-consumer food chain with worldwide distribution capabilities and primary operations in North America, South America and Europe. Headquartered in White Plains, New York, Bunge has over 24,000 employees and locations in 28 countries. Bunge is the largest processor of soybeans in the Americas, the world's leading oilseed processing company, the largest producer and supplier of fertilizers to farmers in South America and the world's leading seller of bottled vegetable oils to consumers.

Cautionary Statement Concerning Forward-Looking Statements

This press release contains both historical and forward-looking statements. All statements, other than statements of historical fact are, or may be deemed to be, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We have tried to identify these forward-looking statements by using words including "may," "will," "expect," "anticipate," "believe," "intend," "estimate" and "continue" and similar expressions. Forward-looking statements are not based on historical facts, but rather reflect our current expectations and projections about our future results, performance, prospects and opportunities. As such, they involve known and unknown risks, uncertainties and other factors that could cause our actual results, performance, prospects or opportunities to differ materially from those expressed in, or implied by, these forward-looking statements. The following important factors, among others, could affect future results, causing them to differ materially from those expressed in our forward-looking statements: our ability to integrate Cereol's operations and recognize anticipated benefits from the acquisition, estimated demand for commodities and other products that we sell and use in our business; industry conditions, including the cyclicality of the agribusiness industry; economic and political conditions in Brazil and Argentina; and other economic, political, business, competitive and/or regulatory factors affecting our business generally. The forward-looking statements included in this report are made only as of its date, and except as otherwise required by federal securities law, we do not have any obligation to publicly update or revise any forward-looking statements to reflect subsequent events or circumstances.


                                      ###